MONTHLY SERVICERS CERTIFICATE
First National Bank of Commerce
New Orleans, Louisiana
First NBC Credit Card Master Trust
Series 1997-1

For the 6/11/98 Determination Date
For the 10th Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is June 11, 1998, which is a Determination Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] was $123,505,374.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,427,969.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $110,077,405.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $821,768,441.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to
    Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $521,768,441.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.

 11 Monthly Period Trust Activity
(a) Trust Activity                                   Total Trust
    ==============                                   ===========
    Beginning Aggregate Principal Receivables        825,535,710
    Beginning Excess Funding Account Balance                   0
    Beginning Total Principal Balance                825,535,710
    Collections of Finance Charge Receivables         13,427,969
    Discount Percentage                                        0
    Discount Option Receivables Collections                    0
    Net Recoveries                                             0
    Total  Collections of Finance Charge Receivables  13,427,969
    Total Collections of Principal Receivables       110,077,405
    Net Default Amount                                 3,873,251
    Minimum Aggregate Principal Receivables Balance  300,000,000
    Ending Aggregate Principal Receivables           821,768,441
    Ending Excess Funding Account Balance                      0
    Ending Total Principal Balance                   821,768,441

(b) Series Allocations                             Series 1997-1    All Series
    ==================                             ===========================
    Group Number                                               1
    Investor Interest                                300,000,000   300,000,000
    Adjusted Investor Interest                       300,000,000   300,000,000
    Principal Funding Account Balance                          0             0
    Minimum Transferor Interest                       57,523,791    57,523,791

(c) Group I Allocations                            Series 1997-1 Total Group I
    ===================                            ===========================
    Investor Finance Charge Collections                4,879,728     4,879,728

    Investor Monthly Interest                          1,546,116     1,546,116
    Investor Monthly Fees (Servicing Fee)                500,000       500,000
    Investor Default Amounts                           1,407,540     1,407,540
    Investor Additional Amounts                                0             0
    Total                                              3,453,656     3,453,656

    Reallocated Investor Finance Charge Collections    4,879,728     4,879,728
    Available Excess                                   1,426,072     1,426,072


 12 Series 1997-1 Certificates
                                               Series 1997-1  Total Investor  Transferor's
(a) Investor/Transferor Allocations             Allocations      Interest       Interest
    ======================================================================================
    Beginning Investor/Transferor Amounts       825,535,710    300,000,000    525,535,710
    Beginning Adjusted Investor Interest        825,535,710    300,000,000    525,535,710
    Floating Investor Percentage                  100.00000%      36.34003%      63.65997%
    Fixed Investor Percentage                             0              0              0
    Collections of Finance Chg. Receivables      13,427,969      4,879,728      8,548,241
    Collections of Principal Receivables        110,077,405     40,002,162     70,075,243
    Net Default Amount                            3,873,251      1,407,540      2,465,711

    Ending Investor/Transferor Amounts          821,768,441    300,000,000    521,768,441

                                                                    Collateral
(b) Monthly Period Funding Requirements    Class A       Class B      Interest          Total
    =========================================================================================
    Principal Funding Account                 0.00          0.00          0.00           0.00
    Principal Funding Investment Proceeds     0.00          0.00          0.00           0.00
    Withdrawal from Reserve Account           0.00          0.00          0.00           0.00
    Available Reserve Account Amount          0.00          0.00          0.00           0.00
    Required Reserve Account Amount           0.00          0.00          0.00           0.00

    Coupon                                 6.15000%      6.35000%      6.25625%       6.17091%
    Floating Investor Percentage          31.43413%      2.54380%      2.36210%      36.34003%
    Fixed Investor Percentage                 0.00          0.00          0.00           0.00
    Investor Monthly Interest            1,329,938       111,125       105,053      1,546,116
    Overdue Monthly Interest                     0             0             0              0
    Additional Interest                          0             0             0              0
            Total Interest Due           1,329,938       111,125       105,053      1,546,116
    Investor Default Amounts             1,217,523        98,527        91,490      1,407,540
    Investor Monthly Fees                  432,500        35,000        32,500        500,000
    Investor Additional Amounts                  0             0             0              0
            Total Due                    2,979,961       244,652       229,043      3,453,656

                                                                           Collateral
(c) Certificates - Balances and Distributions     Class A       Class B      Interest          Total
    ================================================================================================
    Beginning Investor Interest               259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin. Funding Account             0             0             0              0
    Principal Payments                                  0             0             0              0
    Interest Payments                           1,329,938       111,125       105,053      1,546,116
    Total Payments                              1,329,938       111,125       105,053      1,546,116
    Ending Investor Interest                  259,500,000    21,000,000    19,500,000    300,000,000

(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest             0.000000
    4.  Amount of Payment in respect of Class A Additional Interest                  0.000000
    5.  Amount of Payment in respect of Class A Principal                            0.000000

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                             0.00
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount  0.00
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                       0.00
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
         principal amount                                                                        0.00
    5.  The amount, if any, by which the outstanding Principal Balance of the Class A
         Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
         transactions on such Distribution Date                                                  0.00

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest             0.000000
    4.  Amount of Payment in respect of Class B Additional Interest                  0.000000
    5.  Amount of Payment in respect of Class B Principal                            0.000000

(g) Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e)
    of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                   0.00
    2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
         principal amount                                                                   0.00
    3.  Total amount reimbursed in respect of reductions of Class B Investor Interest       0.00
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
         $1,000 original certificate principal amount                                       0.00
    5.  The amount, if any, by which the outstanding Principal Balance of the Class B
         Certificates exceeds the Class B Investor Interest after giving effect to all
         transactions on such Distribution Date                                             0.00

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           5.387330
    2.  Amount of distribution in respect of Collateral Monthly Interest             5.387330
    3.  Amount of distribution in respect of Collateral Overdue Interest             0.000000
    4.  Amount of distribution in respect of Collateral Monthly Principal            0.000000

(i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
    of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                      0.00
    2.  Total amount reimbursed in respect of reductions of Collateral Interest          0.00

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     4,220,965

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                               0
         c.  Class A Additional Interest                                                    0
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,217,523

         f.   Excess Spread                                                         1,241,004

    2.  Class B Available Funds                                                       341,581

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                               0
         c.  Class B Additional Interest                                                    0
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            195,456

    3.  Collateral Holder Available Funds                                             317,182

         a.  Excess Spread                                                            317,182

    4.  Total Excess Spread                                                         1,753,642

(k) Application of Excess Spread and Excess Finance Charge Collections Allocated
    to Series 1997-1
     1.  Beginning Excess Spread                                                                1,753,642
     2.  Excess Finance Charge Collections                                                              0
     3.  Applied to fund Class A Required Amount                                                        0
     4.  Unreimbursed Class A Investor Charge-Offs                                                      0
     5.  Applied to fund Class B Required Amount                                                   98,527
     6.  Reductions of Class B Investor Interest treated as Available Principal Collections             0
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest            105,053
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest
         Servicing Fee                                                                             32,500
     9.  Collateral Investor Default Amount treated as Available Principal Collections             91,490
    10.  Reductions of Collateral Interest treated as Available Principal Collections                   0
    11.  Deposit to Reserve Account (if required)                                                       0
    12.  Applied to other amounts owed to Collateral Interest Holder                                    0
    13.  Balance to constitute Excess Finance Charge Collections for other series               1,426,072

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                 13,066,476
    2.  60-89 days                                                                  8,364,749
    3.  90 days and over                                                           12,767,796
    4.  Total 30+ days delinquent                                                  34,199,021

(b) Base Rate
         a.  Current Monthly Period                                                     8.171%
         b.  Prior Monthly Period                                                       8.171%
         c.  Second Prior Monthly Period                                                8.173%

(c) Three Month Average Base Rate                                                       8.172%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                  13.88875%
         b.  Prior Monthly Period                                                    13.86360%
         c.  Second Prior Monthly Period                                             14.80756%

(e) Three Month Average Portfolio Yield                                              14.18664%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                   5.71784%
         b.  Prior Monthly Period                                                     5.69260%
         c.  Second Prior Monthly Period                                              6.63456%

(g) Three Month Average Excess Spread Percentage                                      6.01500%

(h) Monthly Payment Rate (total collections/beginning aggregate principal
    receivables)                                                                     14.96063%

(i) Portfolio Adjusted Yield                                                          5.21784%

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of June, 1998.

                            First National Bank of Commerce, as Servicer

                            By:  /s/ Jane B. Truett
                                 ------------------
                            Name:  Jane B. Truett
                            Title:  Vice President and Controller